UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2009

Constitution Mining Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pasaje Mártir Olaya 129, Oficina 1203, Centro Empresarial José Pardo Torre A, Miraflores, Lima, Perú
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  +51-1-446-6807
________________________________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 2, 2009, the Company entered into a letter of intent with Seabridge Gold Inc., a Canadian corporation (“Seabridge”), to acquire all of Seabridge’s interests in certain mining claims and leasehold interests for exploration properties located in Nevada.  Closing of the transaction, which is anticipated to occur on or about January 31, 2010, is subject to satisfactory completion of the Company’s due diligence, regulatory approval and the execution of a binding definitive agreement.  A copy of the letter of intent is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On December 2, 2009, the Company issued a press release announcing its execution of the letter of intent described in this Item 8.01.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Letter of Intent for the Acquisition of Certain Mining Claims in Nevada, dated December 2, 2009

99.2	Press Release, dated December 2, 2009.

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Constitution Mining Corp.

/s/         Gary Artmont
Name:  Gary Artmont
Title:    Chief Executive Officer and Director
Date:    December 3, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter of Intent for the Acquisition of Certain Mining Claims in Nevada, dated December 2, 2009

99.2	Press Release, dated December 2, 2009.